UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2010 (February 23, 2010)

PINNACLE GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33457	30-0182582
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Alger Street

Sheridan, Wyoming 82801

(Address of Principal Executive Offices) (Zip Code)

(307) 673-9710

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01  Entry into a Material Definitive Agreement

On February 23, 2010, Pinnacle Gas Resources, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Powder Holdings, LLC, a Delaware limited liability company (“Powder”), and Powder Acquisition Co., a Delaware corporation and a direct, wholly owned subsidiary of Powder (“Merger Sub”).  Powder is currently a wholly - owned subsidiary of Scotia Waterous (USA), Inc. At the closing of the transactions contemplated by the Merger Agreement, Powder is expected to be owned by an investor group led by Scotia Waterous (USA), Inc., which includes DLJ Merchant Banking Partners III, L.P. and affiliated investment funds (collectively, “DLJ”) and certain members of the Company’s management team.

The Merger Agreement

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Company, with the Company continuing as the surviving corporation (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger, each outstanding share of common stock, par value $.01 per share, of the Company (other than shares as to which appraisal rights are properly exercised under Delaware law and shares owned by the Company, Powder, Merger Sub or their respective subsidiaries) will be converted into the right to receive a cash amount of $0.34 per share (the “Merger Consideration”).  In addition, at the effective time of the Merger, (a) each outstanding and unexercised stock option and stock appreciation right will be cancelled and the holder of such option or stock appreciation right will receive a single lump sum cash payment equal to the product of:  (i) the excess, if any, of the Merger Consideration over the exercise price or base price, as applicable, per share subject to such option or right, multiplied by (ii) the total number of shares of common stock subject to such option or right and (b) each outstanding restricted stock award, whether or not then vested, will be cancelled and the holder of such restricted stock award will receive a single lump sum cash payment equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of common stock subject to such award.

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain closing conditions, including (a) approval of the Merger by the holders of not less than a majority of the Company’s common stock, excluding common stock held by DLJ or the Company’s chief executive officer or chief financial officer, which condition cannot be waived by the parties  (the “Stockholder Approval”), and (b) the absence of any injunction, restraint or prohibition on the completion of the Merger.  Each party’s obligation to close the Merger is also subject to the accuracy of certain representations and warranties of, and compliance with certain covenants by, the parties to the Merger Agreement, in each case as set forth in the Merger Agreement.  In addition, Powder and Merger Sub’s obligations to complete the Merger are subject to certain additional conditions, including:  (i) the absence of any material adverse effect on the Company; (ii) the Company obtaining a waiver from the lenders under its credit agreement, for a period of 60 days following the effective time of the Merger, of the change of control event resulting from the Merger; and (iii) DLJ contributing all of its shares of common stock of the Company to Powder in exchange for ownership interests therein in accordance with the terms of a contribution agreement among Powder, DLJ and Scotia Waterous (USA), Inc., in each case, as set forth in the Merger Agreement.  The Company, Powder and Merger Sub have made customary representations and warranties in the Merger Agreement.

The Merger Agreement contains certain termination rights for both the Company and Powder, including in the event the Merger is not consummated by August 23, 2010 or Stockholder Approval has not been obtained on or before such date.  The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Powder a termination fee of $1,000,000 (which is reduced to $500,000 under certain circumstances) and reimbursement of Powder’s out-of-pocket fees and expenses of up to $600,000 in connection with the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.  The foregoing description is only a summary of the Merger Agreement and does not purport to be complete and is qualified in its entirety by the Merger Agreement as attached.

Voting Agreement

Concurrently with the execution of the Merger Agreement, the Company and Powder also entered into a Voting Agreement, dated as of February 23, 2010 (the “Voting Agreement”), with all of the directors, certain executive officers, and certain substantial stockholders of the Company (collectively, the “Stockholders”). Each Stockholder has agreed to, during the term of the Voting Agreement, at any meeting of the stockholders of the Company, vote all of such Stockholder’s shares (a) in favor of adopting the Merger Agreement, (b) against any alternative transaction proposal and (c) against any action that would result in the breach of the Merger Agreement.  An aggregate of 43.8% of the current outstanding shares of common stock is subject to the Voting Agreement.

A copy of the Voting Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description is only a summary of the Voting Agreement and does not purport to be complete and is qualified in its entirety by the Voting Agreement as attached.

The Merger Agreement and the Voting Agreement govern the contractual rights between the parties thereto in relation to the Merger. The above summary of the principal terms of the Merger Agreement and the Voting Agreement, and the Merger Agreement and the Voting Agreement attached as exhibits to this Form 8-K, are intended to provide information regarding the terms of the Merger Agreement and the Voting Agreement.  The Merger Agreement and the Voting Agreement and the related summaries are not intended to modify or supplement any factual disclosures about the Company or any of the other parties to the Merger Agreement or the Voting Agreement in the Company’s reports filed with the SEC.  In particular, the Merger Agreement and the Voting Agreement and the related summaries are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or any of the other parties to the Merger Agreement or the Voting Agreement. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other parties prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under securities laws.

Additional Information and Where to Find It

The proposed Merger will be submitted to the Company’s stockholders for their consideration, and the Company will file a proxy statement to solicit Stockholder Approval of the proposed Merger, as well as other relevant documents concerning the proposed Merger with the Securities and Exchange Commission (the “SEC”).  The Company’s stockholders are urged to read the proxy statement regarding the proposed Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendment or supplements to those documents, because they will contain important information.  The Company’s stockholders will be able to obtain a free copy of the proxy statement, as well as other filings with the SEC containing information about the Company, at the SEC’s website at www.sec.gov.  Copies of the proxy statement can also be obtained, when available, without charge, by directing a request to Pinnacle Gas Resources, Inc., Investor Relations, 1 East Alger, Sheridan, Wyoming 82801, or at Pinnacle’s corporate website at www.pinnaclegas.com.

Participant Information

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger.  Certain information regarding the participants and their interests in solicitation is set forth in the Form 10-K filed by the Company with the SEC on April 15, 2009 and Form 10-K/A filed by the Company with the SEC on December 1, 2009, which are available free of charge from the SEC and the Company at the websites indicated above.  Information regarding the interests of these persons and the solicitation will be more specifically set forth in the proxy statement concerning the proposed

Merger that will be filed by the Company with the SEC and which will be available free of charge from the SEC and the Company, as indicated above.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

2.1           Agreement and Plan of Merger, dated February 23, 2010, by and between Powder Holdings, LLC,  Powder Acquisition Co., and Pinnacle Gas Resources, Inc.

10.1         Voting Agreement by and among Powder Holdings, LLC, Pinnacle Gas Resources, Inc. and the signatories thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2010	PINNACLE GAS RESOURCES, INC.

	By:	/s/ Ronald T. Barnes
Ronald T. Barnes
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated February 23, 2010, by and between Powder Holdings, LLC, Powder Acquisition Co., and Pinnacle Gas Resources, Inc.
10.1	Voting Agreement by and among Powder Holdings, LLC, Pinnacle Gas Resources, Inc. and the signatories thereto.